EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-21619, 333-27891, 333-33533, 333-55685,
333-76269 and 333-36092) of Southwest Bancorporation of Texas, Inc. of our reports, dated February 23, 2001, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-53162 and 333-80603) of Southwest Bancorporation of Texas, Inc. of our reports dated February 23, 2001, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statements.

                                                      PricewaterhouseCoopers LLP

Houston, Texas
March 1, 2001